UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2003

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-800-411-4932

Not applicable

(Former name or former address, if changed since last report)

Item 7:	Financial Statements and Exhibits

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-103711) filed by Wells Fargo & Company with the Securities and Exchange Commission. On October 31, 2003, Wells Fargo & Company established the CoreNotesSM Program. The purpose of this Current Report is to file with the Securities and Exchange Commission the Distribution Agreement and forms of Notes relating to such Program.

(c) Exhibits

1.1	Distribution Agreement dated October 31, 2003 among Wells Fargo & Company and the Purchasing Agent named therein.

4.1	Form of Senior CoreNote.

4.2	Form of Subordinated CoreNote.

“CoreNotes” is a service mark of Merrill Lynch & Co., Inc.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 2003.

WELLS FARGO & COMPANY

By	/s/ Richard D. Levy
Richard D. Levy
Senior Vice President and Controller